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                                                                    Exhibit 99.2
                                                                    ------------


                          AMERICAN BANK OF CONNECTICUT

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of American Bank of Connecticut hereby appoints ______________ and ______________, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at ______ _.m., local time, on ___________, ___________ __, 2001, at the
Mattatuck Museum, 144 West Main Street, Waterbury, Connecticut, 06702, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 18, 2001, BY AND AMONG AMERICAN FINANCIAL HOLDINGS, INC., AMERICAN SAVINGS BANK AND AMERICAN BANK OF CONNECTICUT, PURSUANT TO WHICH AMERICAN BANK OF CONNECTICUT WILL BE ACQUIRED BY AMERICAN FINANCIAL, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to Betty Veillette, Corporate Secretary of American Bank of Connecticut, a written notice of revocation before the special meeting, (ii) delivering to American Bank of Connecticut a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of American Bank of Connecticut and the proxy statement/prospectus of American Bank of Connecticut dated _____________, 2001.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

     Proposal 1:

          To approve and adopt the agreement and plan of merger, dated as of July 18, 2001, by and among American Financial, Inc., American Savings Bank and American Bank of Connecticut, the merger of American Bank of Connecticut into American Savings Bank and the other transactions contemplated by the merger agreement, as described in the proxy statement/prospectus.

          [__]   FOR    [___]   AGAINST    [___]   ABSTAIN




           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

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                              Date:________________________

                              _____________________________

                              _____________________________
                              Signature(s) of Shareholder(s) or
                              Authorized Representative(s)

                              Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all persons should sign.

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